UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 October 8, 2004
                Date of Report (Date of earliest event reported)

                          ABRAXAS PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

   Nevada                                  0-19118                   74-2584033
 (State or other jurisdiction of         (Commission            (IRS Employer
  incorporation)                          File Number)      Identification No.)


                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

   (Address of principal executive offices and Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

         The information in this Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

         On October 7, 2004, Abraxas Petroleum Corporation (the "Company") announced in a press release that it intends to offer $125 million aggregate principal amount of senior secured notes in a private placement as part of a refinancing of its existing debt.

Item 9.01 Financial Statements and Exhibits

         (c)      Exhibits

99.1 Press Release dated October 7, 2004 entitled "Abraxas to Offer $125 Million of Senior Secured Notes"

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, `the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Abraxas Petroleum Corporation

                         By: _________________________________________________
                             Chris Williford
                             Executive Vice President, Chief Financial
                             Officer and Treasurer
Dated:  October 8, 2004

                                                                   Exhibit 99.1

                                  NEWS RELEASE

              ABRAXAS TO OFFER $125 Million OF SENIOR SECURED NOTES

SAN ANTONIO, TX (October 7, 2004) - Abraxas Petroleum Corporation ("Abraxas") (AMEX:ABP) announced today that it intends to offer $125 million aggregate principal amount of senior secured notes in a private placement as part of a refinancing of its existing debt. The offering of the notes will be subject to market and other customary conditions. Certain of Abraxas' subsidiaries will fully and unconditionally guarantee the notes. The issuance of the notes is part of a planned refinancing of all of Abraxas' outstanding debt, and each part of the refinancing is dependent on the consummation of each other component. In addition to offering the notes, Abraxas intends to enter into a new $15 million senior secured revolving credit facility and a new $25 million subordinated secured term loan. Grey Wolf Exploration Inc., Abraxas' Canadian subsidiary, will also enter into a new $35 million term loan, the proceeds of which will be provided to Abraxas for use in the refinancing. The refinancing is subject to conditions and there is no assurance that the refinancing, including the offering of the notes, will be consummated.

The notes and Abraxas' new revolving credit facility will be secured by shared first priority security interests in all of Abraxas' material assets other than its interest in Grey Wolf.

The notes will be offered in a private placement exempt from, or not subject to, the registration requirements of the Securities Act of 1933, as amended. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. Under the terms of a registration rights agreement, Abraxas Petroleum Corporation and the subsidiary guarantors will agree to file a registration statement under the Securities Act with the Securities and Exchange Commission to permit the exchange of the notes for registered notes having terms substantially identical to those of the notes (except that the registered notes will not be subject to restrictions on ownership and transfer) or the registered resale of the notes.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company. The Company operates in Texas, Wyoming and western Canada.

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com